Exhibit 3.46
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES
(FOR BUREAU USE ONLY)
Date Received
FEB 18 2004

This document is effective on the date filed, unless a	FILED
subsequent effective date within 90 days after received	MAR 01 2004
date is stated in the document.

517-663-2525 Ref # 40569	Administrator
Attn: Cheryl J. Bixby	BUREAU OF COMMERCIAL SERVICES
MICHIGAN RUNNER SERVICE
P.O. Box 266	Effective Date:
Eaton Rapids, MI 48827
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use Domestic Profit and Nonprofit Corporations
(Please read information and instructions on last page)
Pursuant to provisions of Act 284, Public Acts of 1972, the undersign corporation executes the following certificate:

1.	The present name of the corporation is: Hayes Lemmerz International – CMI, Inc.
2.	The identification number assigned by the Bureau is: 045155

3.	Article One of the Articles of Incorporation is hereby amended to read as follows:
Article One: the Name of the Corporation is HLI Suspension Holding Company, Inc. (hereinafter, the “Corporation”).

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by the unanimous consent of incorporators before the first meeting of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                     ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees
     Signed this                      day of                     ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the 24th day of September, 2003 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following).
[ ] at a meeting the necessary votes were cast in favor of the amendment.
[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or member is permitted only if such provisions appears in the Articles of Incorporation.)
[X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

[ ] by the board of a profit corporation pursuant to section 611(2).

	Profit Corporations	Nonprofit and Professional Services Corporations
Signed this 24th day of September, 2003		Signed this ____ day of ,

By	/s/ Patrick C. Cauley	By
(Signature of an authorized officer or agent)		(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Patrick C. Cauley, Secretary

(Type or Print Name)		(Type or Print Name (Type or Print Title)

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